                             PEREGRINE SYSTEMS, INC.

                            RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT is effective as of November 1, 1995 between Peregrine Systems, Inc., a Delaware corporation (the "Company"), and David A. Farley (the "Employee").

     WHEREAS, the Employee's participation is considered by the Company to be important for the Company's growth; and

     WHEREAS, in connection with Employee's employment, the Company is willing to grant to the Employee and the Employee desires to accept shares of Common Stock according to the terms and conditions contained herein.

     THEREFORE, the parties agree as follows:

     GRANT OF STOCK. The Company hereby agrees to grant to the Employee and the Employee hereby agrees to accept an aggregate of 100,000 shares of the Company's Common Stock (the "Shares") subject to the following restrictions:

     Subject to the provisions of paragraph 4, the Shares shall be prohibited from transfer (which shall include any offer, sale, contract of sale, option to purchase, short sale or other disposition or distribution) except when the transfer prohibition lapses as a result of (i) the attainment of targeted earnings per share ("EPS Target"), but then such lapses shall be limited to the extent set forth in the table below; (ii) a Change of Control as defined in the Company's 1994 Stock Option Plan ("Change of Control"); or (iii) October 31, 2006. The Change of Control and October 31, 2006 lapses shall be for all Shares subject to transfer prohibition at the time. The transfer prohibition under this Section 2 shall exclude any transfers by will or under the laws of descent.

     a) Lapsing resulting from attainment of EPS growth shall be according to the following table:


               Year Ending         EPS Target        Shares Lapsing
               -----------         ----------        --------------
                 3/31/97           [                    16,500
                 3/31/98                                16,500
                 3/31/99               *                16,500
                 3/31/00                                16,500
                 3/31/01                                16,500
                 3/31/02                    ]           17,500
                                                     ---------------
                                                       100,000
                                                     ---------------
                                                     ---------------

     b) EPS shall be calculated on a fully diluted earnings per share basis calculated in accordance with generally accepted accounting principles except that earnings shall not include interest expense attributable to notes payable, income or loss from extraordinary items, income or loss from discontinued operations, and cumulative effects of a change in accounting principles.

* Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     c) With respect to each EPS Target, a missed target for any particular year may be cured by attaining the EPS Target for the following year; the attainment of EPS Targets for any succeeding year thereafter shall not cure the original missed EPS Target, which shall lapse pursuant to Section 2, clause (i) and clause (ii) above.

     a) If, before October 31, 2006, Employee's employment with the Company terminates, other than because of employee's death or permanent disability, Employee shall forfeit any Shares with respect to which the prohibition of transfer has not theretofore lapsed pursuant to paragraph 2; provided that the Company's Board of Directors may, in its sole discretion, grant such additional lapsing of such prohibition as it may determine.

     b) If, before October 31, 2006, Employee's employment with the Company is terminated because of Employee's death or permanent disability, the prohibition of transfer shall continue to lapse in accordance with paragraph 2 as if Employee's employment had not so terminated.

     RIGHT OF FIRST REFUSAL.

          The Company is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Shares as to which the transfer prohibition set forth in Section 2 above shall have lapsed. For purposes of this Section 5, the term "transfer" shall include any assignment, pledge, encumbrance, or other disposition for the value of the Shares intended to be made by the Employee.

          In the event the Employee desires to accept a bona fide third-party offer for any or all of the Shares (the shares subject to such offer to be hereinafter called, solely for the purpose of this Section 5, the "Target Shares"), such offer may be accepted only in accordance with the provisions of this Section 5, and only after the Employee has promptly (i) delivered to the Secretary of the Company written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price and (ii) provided satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of the provisions set forth in this Agreement, and, that such third-party offeror (including any parent company, subsidiary, division, joint venture, or other affiliate thereof) is not engaged in any business or activity (including any announced business or activity) which directly or indirectly competes with the products or services of the Company, as the Company shall determine in its reasonable discretion.

          The Company (or its assignees) shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase not less than all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to Employee prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business after the delivery of the Exercise Notice; and at such time the Employee shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. The Target Shares so purchased shall thereupon be canceled and cease to be issued and outstanding shares of the Company's Common Stock.

          Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or it assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Employee and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Employee and the Company (or its assignees), or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Employee and the Company. The closing shall then be held on the later of
(i) the fifth business day following delivery of the Exercise Notice or (ii) the 15th day after such cash valuation shall have been made.

          In the event the Exercise Notice is not given to Employee within thirty (30) days following the date of the Company's receipt of the Disposition Notice, Employee shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party Employee than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of this Agreement. In the event Employee does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Company's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Employee until such right lapses in accordance with Section 5(g).

          In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Target Shares shall be immediately subject to the Company's First Refusal Right hereunder.

          The First Refusal Right under this Section 5 shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Company's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or
(iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $7,500,000. However, the market stand-off provisions of Section 8 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

     INVESTMENT REPRESENTATIONS. In connection with the purchase of the Shares, the Employee represents to the Company the following:

          The Employee is purchasing these securities for investment for the Employee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          The Employee understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Employee's investment intent as expressed herein. In this connection, the Employee understands that, in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if the Employee's representations meant that the Employee's present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sales, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

          The Employee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Employee further acknowledges and understands that the Company is under no obligation to register the securities. The Employee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

          THE EMPLOYEE FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT THE ISSUANCE OF THE SHARES HEREUNDER SATISFIES IN FULL ALL OF THE COMPANY'S OBLIGATIONS TO ISSUE SHARES TO THE EMPLOYEE TO DATE.

     STOCK CERTIFICATE LEGENDS. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends.

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED

THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

          THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER AND A RIGHT OF FIRST REFUSAL ("RIGHT OF FIRST REFUSAL") BY THE COMPANY PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH SHARES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH RIGHT OF FIRST REFUSAL.

          Any legend required by any applicable state securities laws.

     MARKET STAND-OFF AGREEMENT. The Employee hereby agrees, if so requested by the managing underwriters in such offering, that, without the prior written consent of such managing underwriters, the Employee will not offer, sell, contract to sell, grant any option to purchase, make any short sale, or otherwise dispose of or make a distribution of any capital stock of the Company held by or on behalf of the Employee or beneficially owned by the Employee in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company's initial public offering.

     ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares, purchase price of Shares, and any earnings per share targets in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, or similar change in the Shares which may be made by the Company after date of this Agreement.

     TAX CONSEQUENCES. The Employee has reviewed with the Employee's own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     GENERAL PROVISIONS.

          This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Employee and may only be modified or amended in writing signed by both parties.

          Any notice, demand, or request required or permitted to be given by either the Company or the Employee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

          The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Employee under this Agreement may only be assigned with the prior written consent of the Company.

          Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          The Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          EMPLOYEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A CONSULTANT OR EMPLOYEE FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE WITH EMPLOYEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE EMPLOYEE'S CONSULTING RELATIONSHIP OR EMPLOYMENT WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

          Employee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

          This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


PEREGRINE SYSTEMS, INC.:                EMPLOYEE:
A Delaware corporation


By: /s/ Alan H. Hunt                    /s/ David Farley
   ---------------------------          ------------------------------
                                        David A. Farley
Title: President & CEO
      ------------------------          ------------------------------
                                        Address
12670 High Bluff Drive
San Diego, CA  92130                    ------------------------------